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                                                                    Exhibit 11.1
                             Neurogen Corporation
                  Computation of Net Income Per Common Share
          (in thousands, except Net Income per Common Share amounts)

                                                     Three Months       Three Months       Six Months         Six Months
                                                        Ended              Ended              Ended               Ended
                                                    June 30, 1996      June 30, 1995      June 30, 1996      June 30, 1995
                                                     (Unaudited)        (Unaudited)        (Unaudited)        (Unaudited)
                                                     -----------        -----------        -----------        ----------
 Primary:

 Weighted average shares of
   common stock outstanding                             14,141             10,105             14,081             10,094

 Dilutive effect of:
     Warrants                                               43                 37                 43                 36
     Stock options                                       1,349              1,030              1,412                828
                                                   ------------       ------------       ------------       ------------

 Common and common
   equivalent shares                                    15,533             11,172             15,536             10,958
                                                   ============       ============       ============       ============

 Net income                                        $     1,118        $    12,234        $     4,728        $    10,534
                                                   ============       ============       ============       ============

 Earnings per common and
   common equivalent shares                        $      0.07        $      1.10        $      0.30        $      0.96
                                                   ============       ============       ============       ============

 Fully Diluted:
 Weighted average shares of
   common stock outstanding                             14,141             10,105             14,081             10,094

 Dilutive effect of:
     Warrants                                               43                 40                 43                 39
     Stock options                                       1,349              1,256              1,412              1,248
                                                   ------------       ------------       ------------       ------------

 Common and common
   equivalent shares                                    15,533             11,401             15,536             11,381
                                                   ============       ============       ============       ============
 Net income                                        $     1,118        $    12,234        $      4,728       $     10,534
                                                   ============       ============       ============       ============
 Earnings per common and
   common equivalent shares                        $      0.07       $       1.07       $       0.30       $       0.93
                                                   ============       ============       ============       ============
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